UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 3, 2003

                         POLO RALPH LAUREN CORPORATION
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        DELAWARE                   001-13057                    13-2622036
------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                 (IRS Employer
   of incorporation)              File Number)              Identification No.)

                 650 MADISON AVENUE, NEW YORK, NEW YORK 10022
------------------------------------------------------------------------------
         (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code   (212) 318-7000

                                NOT APPLICABLE
------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On June 3, 2003, Jones Apparel Group, Inc. ("Jones") filed a lawsuit against the Registrant in the Supreme Court of the State of New York alleging among other things that the Registrant breached its agreements with Jones with respect to the "Lauren" trademark by asserting its rights pursuant to the Cross Default and Term Extension Agreement, between the Registrant and Jones dated May 11, 1998, and that the Registrant induced Ms. Jackwyn Nemerov, the former President of Jones, to breach the non-compete and confidentiality clauses in Ms. Nemerov's employment agreement with Jones. Jones has indicated that it will treat the Lauren license agreements as terminated as of December 31, 2003. Jones is seeking compensatory damages of $550 million as well as punitive damages and to enforce the provisions of Ms. Nemerov's agreement. If Jones' lawsuit against the Registrant were determined adversely to the Registrant, it could have a material adverse effect on the results of operations and financial condition of the Registrant; however, we believe that the lawsuit is without merit and that the Registrant will prevail.

         Also on June 3, 2003, the Registrant filed a lawsuit against Jones in the Supreme Court of the State of New York. A copy of a press release regarding the lawsuit filed by the Registrant is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.



ITEM 7.  EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------

99.1       Press release of Polo Ralph Lauren Corporation, dated June 3, 2003

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          POLO RALPH LAUREN CORPORATION


                                          By:  /s/ Roger N. Farah
                                               ------------------------------
                                               Name:  Roger N. Farah
                                               Title: President and
                                                      Chief Operating Officer

Date:  June 5, 2003